UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2007 (October 1, 2007)

___________________

CAMERON INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13884 (Commission File Number)	76-0451843 (I.R.S. Employer Identification Number)

1333 West Loop South, Suite 1700 Houston, Texas (Address of principal executive offices)		77027 (Zip Code)

Registrant’s telephone number, including area code:  (713) 513-3300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 1, 2007, the Board of Directors of Cameron International Corporation (the “Company”) adopted a Rights Agreement, dated as of October 1, 2007 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent to replace its existing Rights Agreement which expires on October 31, 2007.  The replacement Rights Agreement is incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-A Registration Statement filed on October 3, 2007.  For a description of the material terms of the replacement Rights Agreement and the rights to be issued pursuant thereto, please refer to Item 3.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On October 1, 2007, subject to entering into the Rights Agreement, the Board of Directors of the Company declared a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Stock”) of the Company. The dividend is payable on October 31, 2007 (the “Record Date”), to stockholders of record at that date.  Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company at an exercise price of $400.00 (the “Purchase Price”) per one one-hundredth of a share of Preferred Stock, subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.

Initially, the Rights will be evidenced by the Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a “Distribution Date” will occur at the close of business on the earliest of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (unless the person becomes the owner of 20% solely by reason of share purchases by the Company) (the “Stock Acquisition Date”) or (ii) the tenth business day (or such later date as the Board of Directors of the Company shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the outstanding shares of Common Stock.

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued (whether upon transfer or new issuance) after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificate of Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 31, 2017 (the “Final Expiration Date”), unless earlier redeemed by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

In the event that

•
any Acquiring Person shall merge into or otherwise combine with the Company and the Company is the continuing or surviving corporation of such merger or combination and the Common Stock of the Company shall remain outstanding and unchanged, or

•	subject to certain exceptions, any individual or entity becomes the owner of more than 20% of the shares of Common Stock then outstanding, or

•
during any time as there is an Acquiring Person there is also a reclassification or recapitalization of the Company or a transaction involving the Company or any of its subsidiaries, subject to certain exceptions, that has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries which is beneficially owned by any Acquiring Person, then each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. However, Rights are not exercisable following the occurrence of any of the events set forth in this paragraph until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

For example, at an exercise price of $400.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties and transferees) following any of the events set forth in the preceding paragraph would entitle its holder to purchase $800.00 worth of Common Stock (or other consideration, as noted above), determined pursuant to a formula set forth in the Rights Agreement, for $400.00.

In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or in which the Company is the surviving corporation, but its Common Stock is changed or exchanged, or (ii) more than 50% of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

At any time after an Acquiring Person becomes such, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by the Acquiring Person, which will have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). Notwithstanding the foregoing, no such exchange may be effected at any time after any Person (other than the Company and certain of its affiliates) becomes the beneficial owner of 50% or more of the outstanding Common Stock.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock will be issued, except for integral multiples of one one-hundredth of a share, and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time until the close of business on the tenth business day following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (subject to adjustment).  Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 per Right (subject to adjustment) redemption price.

Although the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Stock or Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above or in the event that the Rights are redeemed.

The terms of the Rights may be amended by the Company without the consent of the holders of the Rights, subject to certain limitations contained in the Rights Agreement.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.

The Rights Agreement provides that by acceptance of a Right a holder thereof is bound by certain provisions of the Rights Agreement, including without limitation provisions limiting the liability of the Rights Agent in certain circumstances specified in the Rights Agreement.

A copy of the Rights Agreement is attached as Exhibit 4.1 to the Company’s Form 8-A Registration Statement filed on October 3, 2007 and is incorporated herein by reference.  The foregoing description does not purport to be a complete description of all terms of the Rights Agreement, Rights and Preferred Stock.  Please refer to the Rights Agreement and the Certificate of Designations, Preferences and Rights of Series B Junior Participating Preferred Stock, attached as Exhibit A to the Rights Agreement, for a complete description of the Rights and Preferred Stock.

Item 7.01 Regulation FD Disclosure.

On October 2, 2007, the Company issued a press release announcing that its board of directors had authorized a two-for-one stock split in the form of a stock dividend and the adoption of a stockholder rights plan.  The stock split is subject to stockholder approval of a proposed amendment to the Certificate of Incorporation of the Company to increase the number of shares of common stock the Company is authorized to issue.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit Title or Description
Exhibit 4.1	Rights Agreement, dated as of October 1, 2007, between Cameron International Corporation and Computershare Trust Company, N.A., as Rights Agent (incorporated herein by reference to the Company’s Form 8-A filed on October 3, 2007)
Exhibit 99.1	Press Release issued October 2, 2007 -- Cameron Approves 2-for-1 Stock Split and Renews Stockholder Rights Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION

By: /s/ William C. Lemmer
Name: William C. Lemmer
Title: Senior Vice President, General Counsel & Secretary

October 3, 2007

Cameron International Corporation
Current report on Form 8-K
Dated October 3, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
Exhibit 4.1	Rights Agreement, dated as of October 1, 2007, between Cameron International Corporation and Computershare Trust Company, N.A., as Rights Agent (incorporated herein by reference to the Company’s Form 8-A filed on October 3, 2007)
Exhibit 99.1	Press Release issued October 2, 2007 -- Cameron Approves 2-for-1 Stock Split and Renews Stockholder Rights Plan